NORTHEAST UTILITIES AND SUBSIDIARIES
1.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                         PRO                EFFECT
                                                                        FORMA                 TO
                                                        PER BOOK         ADJ.                ADJ.
ASSETS:
  Cash and cash equivalents                          $    85,393     $1,106,519   a     $ 1,191,912
  Investments in securitizable assets                    178,908                            178,908
  Receivables, net                                       767,089                            767,089
  Unbilled revenues                                      126,236                            126,236
  Fuel, materials and supplies, at average cost          119,853                            119,853
  Special deposits                                         2,455                              2,455
  Derivative assets                                      130,929                            130,929
  Prepayments and other                                  110,261                            110,261
                                                     -----------     ----------         -----------
                                                       1,521,124      1,106,519           2,627,643
                                                     -----------     ----------         -----------
Property, Plant and Equipment:
  Electric utility                                     5,141,887                          5,141,887
  Gas utility                                            679,055                            679,055
  Competitive energy                                     866,294                            866,294
  Other                                                  205,115                            205,115
                                                     -----------     ----------         -----------
                                                       6,892,351           -              6,892,351
     Less: Accumulated depreciation                    2,484,549                          2,484,549
                                                     -----------     ----------         -----------
                                                       4,407,802           -              4,407,802
  Construction work in progress                          320,567                            320,567
                                                     -----------     ----------         -----------
                                                     4,728,369             -              4,728,369
                                                     -----------     ----------         -----------
Deferred Debits and Other Assets:
  Regulatory assets                                    2,910,029                          2,910,029
  Goodwill and other purchased intangible
    assets, net                                          345,867                            345,867
  Prepaid pension                                        328,890                            328,890
  Other                                                  433,338                            433,338
                                                     -----------     ----------         -----------
                                                       4,018,124           -              4,018,124
                                                     -----------     ----------         -----------
Total Assets                                         $10,267,617     $1,106,519         $11,374,136
                                                     ===========     ==========         ===========

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                         PRO                EFFECT
                                                                        FORMA                 TO
                                                        PER BOOK         ADJ.                ADJ.
LIABILITIES AND CAPITALIZATION:
  Notes payable to banks                             $    56,000     $1,106,519   a     $ 1,162,519
  Long-term debt - current portion                        56,906                             56,906
  Accounts payable                                       766,128                            766,128
  Accrued taxes                                          141,667         (9,865)  b         131,802
  Accrued interest                                        40,597         24,661   b          65,258
  Derivative liabilities                                  63,900                             63,900
  Other                                                  179,154                            179,154
                                                     -----------     ----------         -----------
                                                       1,304,352      1,121,316           2,425,668
                                                     -----------     ----------         -----------
Rate Reduction Bonds                                   1,899,312                          1,899,312
                                                     -----------     ----------         -----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                    1,436,507                          1,436,507
  Accumulated deferred investment tax credits            106,471                            106,471
  Deferred contractual obligations                       354,469                            354,469
  Other                                                  552,641                            552,641
                                                     -----------     ----------         -----------
                                                       2,450,088           -             2,450,088
                                                     -----------     ----------         -----------
Capitalization:
  Long-Term Debt                                       2,287,144                          2,287,144
                                                     -----------     ----------         -----------
  Preferred Stock - Nonredeemable                        116,200                            116,200
                                                     -----------     ----------         -----------
  Common Shareholders' Equity:
    Common Shares                                        746,879                            746,879
    Capital surplus, paid in                           1,108,338                          1,108,338
    Deferred contribution plan - employee stock
      ownership plan                                     (87,746)                           (87,746)
    Retained earnings                                    765,611        (14,797)  b         750,814
    Accumulated other comprehensive income                14,927                             14,927
    Treasury stock                                      (337,488)                          (337,488)
                                                     -----------     ----------         -----------
  Common Shareholders' Equity                          2,210,521        (14,797)          2,195,724
                                                     -----------     ----------         -----------
Total Capitalization                                   4,613,865        (14,797)          4,599,068
                                                     -----------     ----------         -----------
Total Liabilities and Capitalization                 $10,267,617     $1,106,519         $11,374,136
                                                     ===========     ==========         ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars except share information)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                         PRO                EFFECT
                                                                        FORMA                 TO
                                                        PER BOOK         ADJ.                ADJ.
Operating Revenues                                   $ 5,216,321     $                  $ 5,216,321
                                                     -----------     ----------         -----------
Operating Expenses:
  Operation -
    Fuel, purchased and net interchange power          3,026,102                          3,026,102
    Other                                                752,482                            752,482
  Maintenance                                            263,487                            263,487
  Depreciation                                           205,646                            205,646
  Amortization                                           461,544                            461,544
  Taxes other than income taxes                          227,518                            227,518
  Gain on sale of utility plant                         (187,113)                          (187,113)
                                                      ----------     ----------          ----------
       Total operating expenses                        4,749,666           -              4,749,666
                                                      ----------     ----------          ----------
Operating Income                                         466,655           -                466,655

Interest Expense:
  Interest on long-term debt                             134,471                            134,471
  Interest on rate reduction bonds                       115,791                            115,791
  Other interest                                          20,249         24,661   b          44,910
                                                      ----------     ----------          ----------
        Interest expense, net                            270,511         24,661             295,172
                                                      ----------     ----------          ----------
Other Income, Net                                         43,828                             43,828
                                                      ----------     ----------          ----------
Income Before Income Tax Expense                         239,972        (24,661)            215,311
Income Tax Expense                                        82,304         (9,865)  b          72,439
                                                      ----------     ----------          ----------
Income Before Preferred Dividends of Subsidiaries        157,668        (14,797)            142,871
Preferred Dividends of Subsidiaries                        5,559                              5,559
                                                      ----------     ----------          ----------
Net Income/(Loss)                                     $  152,109     $  (14,797)         $  137,312
                                                      ==========     ==========          ==========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                           PRO              EFFECT
                                                                          FORMA               TO
                                                        PER BOOK           ADJ.              ADJ.
Balance at beginning of period                       $   678,460     $                  $   678,460

Net income                                               152,109        (14,797)  b         137,312

Cash dividends on common stock                           (67,793)                           (67,793)

Allocation of benefits - ESOP and restricted stock         2,835                              2,835
                                                     -----------     ----------         -----------
Balance at end of period                             $   765,611     $  (14,797)        $   750,814
                                                     ===========     ==========         ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                           PRO              EFFECT
                                                                          FORMA               TO
                                                       PER BOOK            ADJ.              ADJ.
Long-term debt*                                      $2,287,144      $                  $2,287,144

Preferred stock  - nonredemmable                        116,200                            116,200

Common shareholders' stock equity                     2,210,521         (14,797)  b      2,195,724
                                                     ----------      ----------         ----------
        Total Capitalization                         $4,613,865      $  (14,797)        $4,599,068
                                                     ==========      ==========         ==========

*Does not include current portion

NORTHEAST UTILITIES AND SUBSIDIARIES
1.2   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)


                                                        Debit          Credit
a) Cash and cash equivalents                        1,106,519
      Notes payable to banks                                        1,106,519

   To record the issuance of
   additional short-term debt.


b) Other interest                                      24,661
   Accrued taxes                                        9,865
     Accrued interest                                                  24,661
     Income tax expense                                                 9,865

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.